Exhibit 99.1

Applied Energetics Awarded Phase I Small Business Technology Transfer Contract by U.S. Army for Directed Energy System Development

Tucson, Ariz., June 21, 2022 – Applied Energetics, Inc. (OTCQB: AERG), a leader in ultrashort pulse laser technology, is pleased to provide additional details on its $172,000 Phase I Small Business Technology Transfer (STTR) contract with the U.S. Army for research and development of a directed energy system capable of defeating threats specified by the U.S. Army which it reported on June 8, 2022 in a Form 8-K filing with the Securities and Exchange Commission. The objective of the contract is the delivery of an ultra-broadband infrared (IR) source.

Under this contract, Applied Energetics, will model novel approaches for the eye-safe delivery of ultra-broadband infrared laser pulses to electro-optic sensors. Electro-Optical/Infrared (EO/IR) sensors are imaging systems used for military applications. In addition to this contract, Applied Energetics was awarded a multi-year grant from the Department of the Navy, Office of Naval Research on June 1, 2022, to develop an optical system capable of defeating customer-specified threats for integration onto U.S. Marine Corps platforms.

“We’re excited to take the next step in innovating, developing and delivering this critical IRCM capability that is necessary to support the Army’s modernization efforts and defeat next-generation sensors in a multi-domain battlespace. Continuing investments by the Department of Defense in directed energy and ultrashort pulse technology is expected to provide our national security organizations significant advantages. We look forward to building upon our ultrashort pulse laser technology portfolio with this key project,” said Dr. Gregory Quarles, President and CEO at Applied Energetics.

The STTR program is a federally funded initiative to incorporate small business technological innovation into government supported research and development programs. STTRs require the small business to team with a university or non-profit and are structured in three potential phases. Applied Energetics plans to partner with the James C. Wyant College of Optical Sciences at the University of Arizona for Phase I.

Dr. Quarles added, “We’ve had the pleasure of working alongside the optical scientists and engineers at the University of Arizona’s Wyant College of Optical Sciences for many years. We are pleased to continue this collaboration with some of the brightest optics and photonics minds in academia on this important work for the U.S. Army.”

About Applied Energetics, Inc.

Applied Energetics, Inc., “AE’’ based in the University of Arizona’s Technology Park in southeast Tucson, Arizona, specializes in development and manufacture of advanced, high-performance lasers, innovative optical systems, and integrated guided-energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy (LGETM) technology and related solutions for commercial, defense and security applications, and are protected by 26 patents and 11 additional Government Sensitive Patent Applications “GSPA”. The company’s 11 GSPA’s are held under US government secrecy orders and allow AE extended protection rights.

For more information, visit www.aergs.com

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Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,” “prospects,” or “continue,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For more information contact:

Cameron Associates, Inc.

Investor Relations - Kevin McGrath, Managing Director

T: 646-418-7002

kevin@cameronassoc.com

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